Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Howard Griffith
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
REPORTS 2005 FIRST QUARTER RESULTS

     ATLANTA, GA (April 25, 2005) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income for the first quarter of 2005 of $2,235,000 compared to $1,455,000 for the same quarter in 2004, a 53.6% increase. Basic and diluted earnings per share for the quarter ended March 31, 2005, were $.24 compared to $.16 for the same quarter in 2004.

     Fidelity Chairman James B. Miller, Jr. said, “The 53.6% increase in net income was due to a $121 million increase in average interest-earning assets in the first quarter of 2005 compared to the first quarter of 2004, and improving loan quality. The significant increase in interest-earning assets was driven by loan growth.” Mr. Miller said, “2005 has begun with strong loan demand and indications of lower net charge-offs. When adding these indicators to continued strong expense control, we now anticipate 2005 net income will exceed 2004’s net income by better than 25%.”

     Net interest income for the first quarter of 2005 increased $1.3 million or 15.0% to $9.6 million when compared to the same quarter in 2004. This increase was driven by a net interest margin improvement of 13 basis points for the first quarter to 3.30% compared to 3.17% for the first quarter of 2004, coupled with the increase in average interest-earning assets.

     Total interest income for the first quarter of 2005 increased $2.4 million or 17.0% compared to the same quarter in 2004. This increase in interest income was due to both a 32 basis point increase in the yield on interest-earning assets to 5.67% and the $121 million increase in average interest-earning assets for the first quarter of 2005 as noted when compared to the same quarter in 2004.

     Interest expense for the first quarter of 2005 increased $1.2 million or 19.9% compared to the same quarter in 2004. The increase in interest expense was attributable to both a 23 basis point increase in the cost of interest-bearing liabilities to 2.72% and a $101 million increase in interest-bearing liabilities for the first quarter of 2005 when compared to the same quarter in 2004.

     The provision for loan losses for the first quarter of 2005 was $900,000 compared to $1.2 million for the first quarter of 2004. The lower provision was primarily driven by first quarter 2005 net charge-offs of $516,000 compared to $892,000 for the same quarter of 2004. The ratio of net charge-offs to average loans outstanding for the first quarter of 2005 was .21% compared to .44% for the same quarter of 2004. The decrease in net charge-offs was primarily due to $258,000 decline in consumer net charge-offs in the first quarter of 2005 compared to the first quarter of 2004.

     Noninterest income for the first quarter of 2005 was $3.2 million compared to $3.6 million for the same quarter of 2004, a decrease of 11.7%. The first quarter 2005 decline in noninterest income was primarily due to declines of $296,000 and $130,000 in SBA lending activities and securities gains, respectively. The decline in SBA lending activities was primarily due to a decline in SBA loan sales. The decrease in revenues from indirect lending activities of $80,000 was due to declines in the gains on sales of loans because of rising interest rates, offset in part by increased servicing and ancillary fee income.

     Noninterest expense for the first quarter of 2005 declined $110,000 or 1.3% to $8.5 million when compared to the same quarter of 2004. During this period the increase in salaries and benefits expense of $183,000 or 4.1% and the increase in professional fees of $104,000 or 18.2% were more than offset by lower insurance expense and other operating expenses. The increases in salaries and professional fees were in part due to the cost of Sarbanes-Oxley 404 compliance.

     As of March 31, 2005, total assets were $1.269 billion compared to $1.142 billion at March 31, 2004, a $127 million or 11.1% increase. In other year-ago comparisons, total loans increased 19.3% to $1.043 billion, deposits increased 8.1% to $1.027 billion and shareholders’ equity increased 7.9% to $80 million.

     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects” and “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2004 Annual Report to Shareholders and the 2004 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

     Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity’s products and services, please visit the company’s web site at www.FidelitySouthern.com.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE QUARTERS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	MARCH 31,
	2005	2004
INTEREST INCOME
LOANS, INCLUDING FEES	$14,530	$11,811
INVESTMENT SECURITIES	1,974	2,297
FEDERAL FUNDS SOLD	37	30
DEPOSITS WITH OTHER BANKS	6	4

TOTAL INTEREST INCOME	16,547	14,142
INTEREST EXPENSE
DEPOSITS	5,431	4,321
SHORT-TERM BORROWINGS	379	342
SUBORDINATED DEBT	832	758
OTHER LONG-TERM DEBT	291	360

TOTAL INTEREST EXPENSE	6,933	5,781

NET INTEREST INCOME	9,614	8,361
PROVISION FOR LOAN LOSSES	900	1,200

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,714	7,161
NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,007	1,083
OTHER FEES AND CHARGES	292	262
MORTGAGE BANKING ACTIVITIES	332	273
BROKERAGE ACTIVITIES	205	207
INDIRECT LENDING ACTIVITIES	1,028	1,108
SBA LENDING ACTIVITIES	54	350
SECURITIES GAINS, NET	—	130
OTHER OPERATING INCOME	278	208

TOTAL NONINTEREST INCOME	3,196	3,621
NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	4,690	4,507
FURNITURE AND EQUIPMENT	740	704
NET OCCUPANCY	857	880
COMMUNICATION EXPENSES	329	316
PROFESSIONAL AND OTHER SERVICES	677	573
STATIONERY, PRINTING AND SUPPLIES	146	158
INSURANCE EXPENSES	132	324
OTHER OPERATING EXPENSES	928	1,147

TOTAL NONINTEREST EXPENSE	8,499	8,609

INCOME BEFORE INCOME TAX EXPENSE	3,411	2,173
INCOME TAX EXPENSE	1,176	718

NET INCOME	$2,235	$1,455

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.24	$0.16

DILUTED EARNINGS PER SHARE	$0.24	$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,152,686	8,884,440

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,210,296	8,996,999

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	MARCH 31,	DECEMBER 31,	MARCH 31,
	2005	2004	2004
ASSETS
CASH AND DUE FROM BANKS	$22,973	$24,465	$24,199
FEDERAL FUNDS SOLD	15,039	9,274	27,129
INVESTMENTS AVAILABLE-FOR-SALE	107,621	114,137	142,233
INVESTMENTS HELD-TO-MATURITY	52,063	51,913	46,695
LOANS HELD-FOR-SALE	39,315	34,063	54,742
LOANS	1,003,378	961,226	818,944
ALLOWANCE FOR LOAN LOSSES	(12,558)	(12,174)	(10,228)

LOANS, NET	990,820	949,052	808,716
PREMISES AND EQUIPMENT, NET	13,215	13,512	13,717
OTHER REAL ESTATE	814	665	588
ACCRUED INTEREST RECEIVABLE	5,422	5,233	4,653
OTHER ASSETS	21,358	21,403	19,372

TOTAL ASSETS	$1,268,640	$1,223,717	$1,142,044

LIABILITIES
DEPOSITS:
NONINTEREST BEARING DEMAND	$121,052	$116,420	$108,163
INTEREST BEARING DEMAND/ MONEY MARKET	243,328	251,308	194,951
SAVINGS	130,727	126,761	117,980
TIME DEPOSITS, $100,000 AND OVER	206,005	201,780	201,868
OTHER TIME DEPOSITS	326,022	320,108	327,483

TOTAL DEPOSIT LIABILITIES	1,027,134	1,016,377	950,445
FED FUNDS PURCHASED/SECURITIES SOLD/ OTHER SHORT-TERM BORROWINGS	32,980	38,212	14,561
FHLB SHORT-TERM BORROWINGS	42,000	14,000	14,100
SUBORDINATED DEBT	46,908	36,598	36,598
OTHER LONG-TERM DEBT	34,000	34,000	45,154
ACCRUED INTEREST PAYABLE	2,717	2,864	2,600
OTHER LIABILITIES	2,792	2,857	4,327

TOTAL LIABILITIES	1,188,531	1,144,908	1,067,785
SHAREHOLDERS’ EQUITY
COMMON STOCK	43,540	42,725	41,416
TREASURY STOCK	(59)	(66)	(69)
ACCUMULATED OTHER COMPREHENSIVE INCOME	(1,220)	(103)	1,481
RETAINED EARNINGS	37,848	36,253	31,431

TOTAL SHAREHOLDERS’ EQUITY	80,109	78,809	74,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,268,640	$1,223,717	$1,142,044

BOOK VALUE PER SHARE	$8.74	$8.64	$8.27

SHARES OF COMMON STOCK OUTSTANDING	9,168,136	9,120,135	8,977,847

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	For The Quarters Ended		Year Ended
	March 31,	March 31,	December 31,
	2005	2004	2004
BALANCE AT BEGINNING OF PERIOD	$12,174	$9,920	$9,920
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	174	384
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	3	37	454
CONSUMER INSTALLMENT	703	897	2,770

TOTAL CHARGE-OFFS	706	1,108	3,608
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	37	133	456
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	6	—	66
CONSUMER INSTALLMENT	147	83	540

TOTAL RECOVERIES	190	216	1,062

NET CHARGE-OFFS	516	892	2,546
PROVISION FOR LOAN LOSSES	900	1,200	4,800

BALANCE AT END OF PERIOD	$12,558	$10,228	$12,174

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.21%	0.44%	0.29%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.25%	1.25%	1.27%

NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	March 31,	March 31,
	2005	2004
NONACCRUAL LOANS	$1,180	$2,141
REPOSSESSIONS	648	741
OTHER REAL ESTATE	814	628

TOTAL NONPERFORMING ASSETS	$2,642	$3,510

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$1	$21
RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	0.00%	0.00%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.25%	0.40%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				Percent change
(DOLLARS IN THOUSANDS)	March 31,	December 31,	March 31,	March 31, 2005/	March 31, 2005/
	2005	2004	2004	December 31, 2004	March 31, 2004
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$90,187	$79,597	$65,832	13.30%	37.00%
TAX-EXEMPT COMMERCIAL	6,198	6,245	8,097	-0.75%	-23.45%

TOTAL COMMERCIAL, FINANCIAL AND AGRICULTURAL	96,385	85,842	73,929	12.28%	30.38%
REAL ESTATE-CONSTRUCTION	172,561	162,176	114,023	6.40%	51.34%
REAL ESTATE-MORTGAGE	235,883	222,718	214,458	5.91%	9.99%
CONSUMER INSTALLMENT	498,549	490,490	416,534	1.64%	19.69%

LOANS	1,003,378	961,226	818,944	4.39%	22.52%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	4,315	4,063	4,742	6.20%	-9.00%
INDIRECT AUTO LOANS	35,000	30,000	50,000	16.67%	-30.00%

TOTAL LOANS HELD-FOR-SALE	39,315	34,063	54,742	15.42%	-28.18%

TOTAL LOANS	$1,042,693	$995,289	$873,686

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	March 2005			March 2004
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,008,748	$14,448	5.81%	$854,086	$11,717	5.52%
Tax-exempt (1)	6,893	118	6.94%	8,090	144	7.17%

Total loans	1,015,641	14,566	5.81%	862,176	11,861	5.53%
Investment securities
Taxable	164,042	1,974	4.82%	189,177	2,297	4.89%
Tax-exempt	—	—	0.00	—	—	0.00

Total investment securities	164,042	1,974	4.82%	189,177	2,297	4.89%
Interest-bearing deposits	1,037	6	2.42%	1,519	4	0.91%
Federal funds sold	6,169	37	2.42%	13,069	30	0.93%

Total interest-earning assets	1,186,889	16,583	5.67%	1,065,941	14,192	5.35%
Cash and due from banks	22,644			20,569
Allowance for loan losses	(12,353)			(10,159)
Premises and equipment, net	13,449			13,892
Other real estate owned	721			792
Other assets	25,055			21,364

Total assets	$1,236,405			$1,112,399

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$240,821	$950	1.60%	$177,859	$522	1.18%
Savings deposits	128,985	731	2.30%	119,751	490	1.65%
Time deposits	525,286	3,750	2.90%	507,855	3,309	2.62%

Total interest-bearing deposits	895,092	5,431	2.46%	805,465	4,321	2.16%
Federal funds purchased	8,622	58	2.75%	3,099	10	1.34%
Securities sold under agreements to repurchase	19,655	69	1.42%	18,484	51	1.11%
Other short-term borrowings	38,267	252	2.67%	24,192	281	4.67%
Subordinated debt	38,316	832	8.80%	36,598	758	8.24%
Long-term debt	34,000	291	3.47%	45,297	360	3.27%

Total interest-bearing liabilities	1,033,952	6,933	2.72%	933,135	5,781	2.49%
Noninterest-bearing:
Demand deposits	115,220			102,330
Other liabilities	7,721			5,171
Shareholders’ equity	79,512			71,763

Total liabilities and shareholders’ equity	$1,236,405			$1,112,399

Net interest income / spread		$9,650	2.95%		$8,411	2.86%

Net interest margin			3.30%			3.17%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2005 and 2004 of $36,000 and $50,000, respectively.